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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

MindArrow Contact:                  Media Contact:
Sylvia Chansler                     Gina Ray / Bryan Sherlock
MindArrow Systems                   The T&O Group
949-215-8356                        949-224-4023
schansler@mindarrow.com             gray@topr.com / bsherlock@topr.com


       MindArrow Takes Action to Protect Shareholders Upon Discovery of
            Improper Stock Issuances by Unaffiliated Third Parties

ALISO VIEJO, Calif., Feb, 6, 2001 - MindArrow Systems Inc. (Nasdaq: ARRW) announced today that its founders will contribute shares to offset a potential fraud that may have been perpetrated by unaffiliated third parties against the Company when it was known as eCommercial.com (OTC: ECRL). An internal investigation uncovered irregularities in the records of eCommercial's former transfer agent, and the Company has moved swiftly and aggressively to shield its shareholders.

As a result of the internal investigation, the Company determined that between May 21, 1999 and March 8, 2000, stock certificates representing 1,108,051 shares were authenticated by the Company's prior transfer agent or others acting on its behalf without the Company's authorization or knowledge. Those shares were not recorded in the stock ledger records kept by the former transfer agent. Upon discovery of potential criminal activity, the Company promptly contacted law enforcement officials and has assisted the U.S. Attorney's office in the investigation of this matter.

In order to offset the potential impact of recognizing additional shares that may be in the hands of innocent purchasers, the Company's co-chairmen, who were the EVP/corporate secretary and CEO at the time the shares were issued, have agreed to contribute 1,108,051 of their personal shares to the Company for cancellation, to bring the number of outstanding shares back into agreement with the previously reported number of outstanding shares of Common Stock. Should it turn out that the unrecorded shares or their value can be obtained, such shares will be returned to the Company's co-chairmen. The Company will also continue to recognize any unauthorized shares purchased unknowingly by innocent stockholders.
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Nasdaq has suspended trading of MindArrow stock during this phase of the criminal investigation in order to give the Company, Nasdaq, and law enforcement officials an opportunity to investigate this matter thoroughly. The Company is working with Nasdaq so that trading in MindArrow Common Stock may resume as soon as possible.

"We appreciate the work of our current transfer agent and others who have helped us uncover these irregularities, and the quick action of the Company's founders to contribute their shares to the Company upon identification of a potential fraud. It is important to note that these fraudulent activities were external to the Company," stated Robert Webber, the Company's current president and CEO, "and have no bearing on our core business. Our strategy is on target and our business is sound. We exceeded our internal financial plan last quarter and we intend to move forward with future growth initiatives."

About MindArrow Systems

MindArrow Systems Inc., with headquarters in Aliso Viejo, Calif., enables the intelligent delivery and tracking of targeted, multimedia communications over the Internet. The company is a provider of Web-based solutions that allow companies to augment printed information and direct mail with electronic multimedia messages. Patent-pending technologies enable sales and marketing organizations to deliver and track targeted interactive messages incorporating high quality video, audio and graphics.

MindArrow's rapidly growing customer base includes over 100 leading companies including Hewlett-Packard, Lucent Technologies, Oracle, Viacom, Bank of New York, USA Networks, Publicis, Toyota and the Marriott Corporation. MindArrow's solutions augment traditional customer relationship management (CRM) systems by establishing more effective information flow between a company and its customers
- delivering the right message at the right time to the right audience.

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Certain statements contained in this press release may be deemed to be forward-
looking statements under federal securities laws, and the company intends that such forward-looking statements be subject to the safe-harbor created thereby. The company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Information on these and additional factors that could affect the company and its financial results is included in the company's annual report on Form 10-K filed with the Securities and Exchange Commission.